UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                         AMENDMENT NO. 1 TO FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 16, 2007


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (416) 226-4348
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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This 8-K/A amends the 8K previously filed on March 26, 2007 to comply with the disclosure requirements of Item 304(a)(1)(ii) of Regulation S-B to properly disclose the change in our certifying accountant.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 16, 2007, SF Partnership LLP ("SF") provided a letter to tender their resignation as the Company's certifying accountant. The letter advised the Company that the professional standards and firm policies prevent SF from becoming a creditor of a client to the extent that objectivity may appear to be impaired. Accordingly, as a result of unpaid back fees due to SF by the Company, SF is not currently independent and therefore was not in a position to provide any further audit services.

The decision to change accountants has been approved by the Company's Audit Committee.

During the two most recent fiscal years, the accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. However, the accountant's report on our financial statements for the past two fiscal years did contain a statement indicating "substantial doubt about the Company's ability to continue as a going concern.

The Company will submit a letter to the former accountant requesting a comment with respect to their agreement or disagreement with the disclosures in the Form 8-K/A. A copy of the letter is annexed hereto as Exhibit 1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS


(a) Exhibits

       Exhibit 1      Letter to Former Accountant
                        Dated May 8, 2007

                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATED:  May 8, 2007.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                         ------------------------------
                                          KEN CHU
                                          Chief Executive Officer